UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 14, 2020

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 14, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of 2U, Inc. (the “Company”) adopted and approved the 2U, Inc. Severance Pay and Change in Control Plan (the “Plan”), effective February 14, 2020, covering the Company’s Chief Executive Officer and certain other key executives and eligible employees of the Company designated by the Committee. Capitalized terms and phrases used but not defined herein will have the respective meanings given to them in the Plan.

The Plan was adopted to provide standardized severance benefits to current and future Participants in the event of a Qualifying Termination and supersedes any pre-existing severance benefits to which the Participants were previously entitled, including those provided under the offer letters with the Company’s Chief Executive Officer and Chief Financial Officer. None of the other named executive officers of the Company had contractual severance rights prior to the adoption of the Plan.

Benefits under the Plan are determined based on whether a Participant is designated by the Committee as a Tier I Participant, Tier II Participant or Tier III Participant. The Company’s Chief Executive Officer is designated under the Plan by position as a Tier I Participant. In addition to confirming Christopher Paucek, the Company’s Chief Executive Officer, as a Tier I Participant, in connection with the adoption and approval of the Plan the Committee designated each of Paul Lalljie, the Company’s Chief Financial Officer, Mark Chernis, the Company’s Chief Operating Officer, Harsha Mokkarala, the Company’s Chief Revenue Officer, Matthew Norden, the Company’s Chief Legal Officer, and James Kenigsberg, the Company’s Chief Technology Officer, as a Tier II Participant.

Under the Plan, in the event of a termination of a Participant’s employment by the Company without Cause or, a resignation by the Participant (other than prior to a Change in Control for Tier III Participants) for Good Reason (each, a “Qualifying Standard Termination”), the Participant will receive, in addition to a pro-rata bonus for the year of termination (based on actual performance for the full-year):

(i)	An amount equal to (A) in the case of a Tier I Participant or a Tier II Participant, the product of the sum of the Participant’s Base Salary plus Bonus, multiplied by one and one-half (1.5x) (for a Tier I Participant) or one (1x) (for a Tier II Participant), or (B) as to a Tier III Participant, the Tier III Participant’s Base Salary, multiplied by one (1x); and

(ii)	Payment or reimbursement of the full monthly cost for continued coverage for the Participant and the Participant’s eligible dependents under the Company’s group health plans pursuant to COBRA (less, in the case of a Tier III Participant, the monthly cost of group health coverage payable by active employees), for up to 18 months (for a Tier I Participant) or 12 months (for a Tier II Participant or Tier III Participant) from the date of termination, or if earlier, the date the Participant becomes eligible for coverage under another employer’s health plan or ceases to be eligible under COBRA.

If, however, a Participant’s employment is terminated by the Company without Cause or by a Participant for Good Reason during, in the case of a Tier I Participant or a Tier II Participant, the three month period prior to a Change in Control or the 12 month period following a Change in Control, or, in the case of a Tier III Participant, the three month period following a Change in Control (as applicable, the “Change in Control Period”, and each termination, as applicable, a “Qualifying CIC Termination”), the Participant will receive, in addition to a pro-rata bonus for the year of termination (based on actual performance for the full-year):

(i)	An aggregate amount equal to the sum of the Participant’s Base Salary plus Bonus, multiplied by two (2x) (for a Tier I Participant), one and one-half (1.5x) (for a Tier II Participant) or one (1x) (for a Tier III Participant), generally payable in a lump sum;

(ii)	An amount equal to the product of 1.02, multiplied by 18 (for a Tier I Participant) or 12 (for a Tier II Participant or Tier III Participant), multiplied by the monthly premium for the cost of insuring the Participant and the Participant’s eligible dependents under the Company’s group health plans in which the Participant participated immediately prior to the date of the Qualifying CIC Termination, generally payable in a lump sum.

The payments pursuant to the Plan are in addition to, and not in lieu of, any accrued but unpaid salary, bonuses and/or employee welfare and other benefits to which a Participant is entitled for the period ending with the Participant’s Qualifying Standard Termination or Qualifying CIC Termination.

Any outstanding awards under any equity-based or other long-term performance incentive compensation plan or program of the Company will generally be subject to and treated in accordance with the terms and conditions of the applicable plan, program, and/or award agreement, except that the applicable definitions of Cause and Good Reason under the Plan will apply for the usage of such terms under any such plans, program and/or award agreements, to the extent applicable and as provided in the Plan.

Plan benefits are generally subject to the Participant’s timely execution, delivery, and non-revocation of a general release of claims and compliance with applicable restrictive covenants.

In the event that part or all of the payments described above or under any other plan, arrangement or agreement would, if paid, be subject to certain excise taxes that may be imposed on excess parachute payments (the “Excise Tax”), then such payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, provided that the net amount of the reduced payments, after giving effect to income tax consequences, is greater than the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.

The above description is a summary of the terms of the Plan and is subject to and qualified in its entirety by the terms of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)             Exhibits

Exhibit Number	Exhibit Description
10.1	2U, Inc. Severance Pay and Change in Control Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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